UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 3, 2011 (January 3, 2011)
HARLAND CLARKE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-133253	84-1696500

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10931 Laureate Drive, San Antonio, Texas	78249

(Address of principal executive offices)	(Zip Code)
(210) 694-8888
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 3, 2011, Scantron Corporation (“Scantron”), a wholly owned subsidiary of Harland Clarke Holdings Corp. (the “Registrant”), completed its previously announced acquisition (the “Acquisition”) of all of the outstanding capital stock or membership interests of (i) KUE Digital Inc. (“KUED”), (ii) KUED Sub I LLC (“Sub I”) and (iii) KUED Sub II LLC (“Sub II” and, together with KUED and Sub I, the “Purchased Subsidiaries” or “Global Scholar”), pursuant to the terms of a Securities Purchase Agreement, dated as of December 15, 2010 (the “Purchase Agreement”), with KUE Digital International LLC (“Seller”), for $140 million in cash, subject to post-closing adjustments, and a contingent payment of up to $20 million in cash, which is dependent on the amount of revenues generated by Global Scholar during the calendar year 2011 (the “Purchase”). Through its Pinnacle Suite™, Global Scholar supports all aspects of managing education at K-12 schools, including student information systems; performance-based scheduler; gradebook; learning management system; longitudinal data collection, analysis and reporting; teacher development and performance tracking; and online communication and tutoring portals.
     Scantron financed the Purchase with cash currently available on hand.
     The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as an Exhibit to the Registrant’s current report on Form 8-K, dated December 16, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLAND CLARKE HOLDINGS CORP.
By:	/s/ Martin Wexler
	Name:	Martin Wexler
	Title:	Vice President and Treasurer

Date: January 3, 2011